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                                                                 Exhibit 10.12.1

                                      FIRST
                          LEASE MODIFICATION AGREEMENT


AGREEMENT, made as of the 24th day of December, 1999, by and between 601 WEST ASSOCIATES LLC, having an address at 601 West 26th Street, Suite 900, New York, New York 10001 ("Lessor"), and MARTHA STEWART LIVING OMNIMEDIA, INC., as successor in interest to MARTHA STEWART LIVING OMNIMEDIA LLC having an address at 11 West 42nd Street, New York, New York 10036 ("Lessee").


                              W I T N E S S E T H:


By lease dated August 20, 1999 (which lease, together with all exhibits thereto are hereinafter referred to as the "Lease"), Lessor leased to Lessee the following space: Ninth Floor North 12 through 39, Ninth Floor South 25 through 37, and Ninth Floor West A through J, as more particularly shown on Exhibit A of the Lease (collectively, the "Premises") in the building known as 601 West 26th Street, New York, New York (the "Building").

Lessee desires to rent the additional space on the Ninth Floor known as Ninth Floor East Columns 1 through 12, as well as all corridors and bathrooms and the truck bay area (see Exhibit A attached hereto).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration by each party to the other paid, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Landlord hereby leases to Tenant the following space: Ninth Floor East Columns 1 through 12, so that as of this date the term "Premises" or "Demised Premises" in the "Witnesseth" section of the Lease shall mean
         (a) Ninth Floor North Columns 12 through 39, (b) Ninth Floor South Columns 25 through 37, (c) Ninth Floor West Columns A through J, and
         (d) Ninth Floor East Columns 1 through 12, and appurtenant truck bays, bathrooms and corridors (as shown on Exhibit A attached hereto) which space constitutes the entire rentable area of the Ninth Floor of the Building.

2. Article 42 of the Lease is hereby amended to delete the last two sentences and to replace them with the following:

         "Landlord anticipates that Landlord's Work to the Premises shall be substantially completed on or about January 2, 2000. In the event Landlord's Work to the Premises is not completed on or before January
         2, 2000, Tenant shall be entitled to an abatement against Fixed Rental in addition to the Credit defined in Article 43.2, in the amount of $4,920.36 multiplied by
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         the number of days between January 2, 2000 and the date Landlord's Work to the Premises is substantially complete."

3.       Article 42 of the Lease is hereby amended to add the following:

         "Notwithstanding anything set forth herein to the contrary, Tenant acknowledges that the space designated on Exhibit C attached hereto (the "Chelsea Storage Space") is currently occupied by Chelsea Storage, the existing occupant, and that as of the Commencement Date the Premises shall not include the Chelsea Storage Space. Landlord represents that the termination date set forth in the lease between Landlord and Chelsea Storage is April 30, 2001. Landlord shall be obligated to deliver the Chelsea Storage Space to Tenant upon the vacatur of said space by the existing tenant, its successors, assigns and subtenants. Upon delivery of the Chelsea Storage Space, in the condition required under this Lease, the Chelsea Storage Space shall be deemed to be part of the Premises (the "Chelsea Storage Inclusion Date"). Tenant agrees that the continued occupancy of the Chelsea Storage Space by Chelsea Storage shall not give rise to any offset, claim or defense against Landlord or an abatement in rent, except as follows: in the event Chelsea Storage does not vacate the Chelsea Storage Space on or before March 1, 2000, Tenant shall be entitled to an abatement against the Fixed Rental in the amount of $555.56 for each day after March 1, 2000 that Chelsea Storage has not vacated the Chelsea Storage Space. Landlord shall have twenty (20) days from the date Chelsea Storage vacates the Chelsea Storage Space within which to complete the applicable items of Landlord Work, and during such twenty
         (20) day period, the $555.56 per diem abatement shall be tolled. In the event Landlord has not substantially completed the applicable items of Landlord's Work within said twenty (20) day period, the abatement shall recommence upon the twenty-first (21st) day and shall continue until the applicable items of Landlord's Work to the Chelsea Storage Space have been substantially completed and the Chelsea Storage Space has been delivered to Tenant.

         "With regard to the space described on Exhibit A attached hereto (the "Northwest Space"), from and after the date the Credit in the amount of $848,526, as described in Article 43, has been fully exhausted, Tenant shall be entitled to an abatement against Fixed Rental in the sum of $526.03 per day for each day Tenant does not use all or part thereof while the Chelsea Storage Space has not been delivered to Tenant in the required condition. Tenant agrees that for the purposes of this paragraph Tenant shall be deemed to be using the Northwest Space during the performance of its Initial Installations to the Northwest Space. Tenant shall not be deemed to be using the Northwest Space once the Initial Installations to said space have been substantially completed. However, if Tenant uses for any purpose (other than for the storage of construction materials during the performance of Tenant's Initial Installations) all or part of the Northwest Space and the Chelsea Storage Space has not been delivered to Tenant in the required condition, the abatement shall be reduced to $263.01 per diem commencing on the date Tenant uses all or part of the Northwest Space (irrespective of the purpose) through the date the Chelsea Storage Space is delivered to Tenant in the required condition. Upon the delivery of the Chelsea Storage Space to Tenant
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         in the required condition, the abatement shall terminate, irrespective of whether or not Tenant uses any or all of the Northwest Space.

         "For the purposes of setting the Commencement Date, Landlord acknowledges that as of the date of this Agreement, there have been no Tenant Delays, as defined in Article 46.2 of the Lease."

         Landlord shall, at its sole cost and expense, indemnify, defend and hold Tenant and Tenant's shareholders, officers and employees harmless from and against any and all claims, suits, actions, damages, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys engaged by Tenant and liabilities which may be incurred by or imposed on Tenant or which may arise in connection with any claims, suits or actions by Chelsea Moving & Storage, Inc. ("Chelsea Storage") (or anyone claiming by or through Chelsea Storage), Alex Saidon and/or Naomi Saidon, or from the enforcement of this indemnity, which may be entered or which may arise only with respect to or on account of a claim by Chelsea Storage, Alex Saidon and/or Naomi Saidon against Tenant for interference with contractual relations, Tenant's occupancy or use of the Chelsea Storage Space, or any common areas of the 9th Floor of the Building, or relating to Tenant entering into the Lease or this Agreement, or exercise of its rights under the same (including, without limitation, the claims made in the pending litigation), and specifically excluding any inability of Tenant to use the Chelsea Storage Space or make full use of the Northwest Space, which is otherwise provided for herein. Tenant shall give Landlord written notice of any claims under this paragraph promptly upon becoming aware of such claim. All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by counsel of Landlord's choice, at Landlord's sole cost and expense. The indemnity under this paragraph runs for the benefit of Tenant and Tenant's shareholders, officers and employees only, and does not create any right or benefit in favor of any other person or entity. The consent of Tenant to Landlord's settlement of any claims by Chelsea Storage covered by this indemnity provision shall be required if Tenant is adversely affected by the terms of such settlement.

4. Article 43 of the Lease is hereby amended so that Articles 43.1.1 (i) through (x) are deleted and replaced with the following:


         43.1.1 Prior to the Chelsea Storage Inclusion Date, a fixed rental ("Fixed Rental") at an annual rate of:


                  (i)      $3,394,104.00 ($282,842.00 per month) for the lease
                           year commencing on the Commencement Date (defined in
                           Article 42 above) and continuing thereafter to and including the day immediately preceding the first anniversary of the first day of the month after the Commencement Date. Each twelve (12) month period thereafter shall be deemed a "Lease Year";
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         (ii)     $3,487,441.86 ($290,620.16 per month) for the second lease year commencing the first day of the first month of the Second Lease Year and continuing thereafter until the last day of the last month of the Second Lease Year;

         (iii)    $3,583,346.51 ($298,612.21 per month) for the lease year
                  commencing on the first day of the first month of the Third Lease Year and continuing thereafter through and including the last day of the last month of the Third Lease Year;

         (iv)     $3,681,888.54 ($306,824.05 per month) for the lease year
                  commencing on the first day of the first month of the Fourth Lease Year and continuing thereafter through and including the last day of the last month of the Fourth Lease Year;

         (v)      $3,783,140.48 ($315,261.71 per month) for the lease year
                  commencing on the first day of the first month of the Fifth Lease Year and continuing thereafter through and including the last day of the last month of the Fifth Lease Year;

         (vi)     $3,887,176.84 ($323,931.40 per month) for the lease year
                  commencing on the first day of the first month of the Sixth Lease Year and continuing thereafter through and including the last day of the last month of the Sixth Lease Year;

         (vii)    $3,994,074.20 ($332,839.52 per month) for the lease year
                  commencing on the first day of the first month of the Seventh Lease Year and continuing thereafter through and including the last day of the last month of the Seventh Lease Year;

         (viii)   $4,103,911.24 ($341,992.60 per month) for the lease year
                  commencing on the first day of the first month of the Eighth Lease Year and continuing thereafter through and including the last day of the last month of the Eighth Lease Year;

         (ix)     $4,216,768.80 ($351,397.40 per month) for the lease year
                  commencing on the first day of the first month of the Ninth Lease Year and continuing thereafter through and including the last day of the last month of the Ninth Lease Year; and

         (x)      $4,332,729.95 ($361,060.83 per month) for the lease year
                  commencing on the first day of the first month of the Tenth Lease Year and continuing thereafter through and including the last day of the last month of the Tenth Lease Year.
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         43.1.2   From and after the Chelsea Storage Inclusion Date, the Fixed
                  Rental shall be increased to the following annual rate, provided however that there shall be no retroactive increase of the Fixed Rental due for any period prior to the Chelsea Storage Inclusion Date:

         (i)      $3,586,104.00 ($298,842.00 per month) for the lease year
                  commencing on the Commencement Date (defined in Article 42 above) and continuing thereafter to and including the day immediately preceding the first anniversary of the first day of the month after the Commencement Date. Each twelve (12) month period thereafter shall be deemed a "Lease Year";

         (ii)     $3,684,721.86 ($307,060.16 per month) for the second lease year commencing the first day of the first month of the Second Lease Year and continuing thereafter until the last day of the last month of the Second Lease Year;


         (iii)    $3,786,051.71 ($315,504.31 per month) for the lease year
                  commencing on the first day of the first month of the Third Lease Year and continuing thereafter through and including the last day of the last month of the Third Lease Year;

         (iv)     $3,890,168.13 ($324,180.68 per month) for the lease year
                  commencing on the first day of the first month of the Fourth Lease Year and continuing thereafter through and including the last day of the last month of the Fourth Lease Year;

         (v)      $3,997,147.76 ($333,095.65 per month) for the lease year
                  commencing on the first day of the first month of the Fifth Lease Year and continuing thereafter through and including the last day of the last month of the Fifth Lease Year;

         (vi)     $4,107,069.32 ($342,255.78 per month) for the lease year
                  commencing on the first day of the first month of the Sixth Lease Year and continuing thereafter through and including the last day of the last month of the Sixth Lease Year;


         (vii)    $4,220,013.73 ($351,667.81 per month) for the lease year
                  commencing on the first day of the first month of the Seventh Lease Year and continuing thereafter through and including the last day of the last month of the Seventh Lease Year;

         (viii)   $4,336,064.11 ($361,338.68 per month) for the lease year
                  commencing on the first day of the first month of the Eighth Lease Year and continuing
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                  thereafter through and including the last day of the last
                  month of the Eighth Lease Year;

         (ix)     $4,455,305.87 ($371,275.49 per month) for the lease year
                  commencing on the first day of the first month of the Ninth Lease Year and continuing thereafter through and including the last day of the last month of the Ninth Lease Year; and

         (x)      $4,577,826.78 ($381,485.57 per month) for the lease year
                  commencing on the first day of the first month of the Tenth Lease Year and continuing thereafter through and including the last day of the last month of the Tenth Lease Year.

5. The Credit defined in Article 43.2 shall be $848,526.00 in lieu of $447,966.00. Tenant shall be entitled to an additional credit against Fixed Rental commencing on the Chelsea Storage Inclusion Date. The amount of the credit shall be the escalated monthly Fixed Rent for the Chelsea Storage Space only as of the Chelsea Storage Inclusion Date, multiplied by three (3). The credit for the Chelsea Storage Space shall be applied in three successive monthly installments commencing on the Chelsea Storage Inclusion Date.

6. The definition of Tenant's Proportionate Share in Article 48.5 is hereby changed from 3.64% to 7.30%, provided however that prior to the Chelsea Storage Inclusion Date the Tenant's Proportionate Share shall be deemed to be 6.91%. The maximum annual Tax Payments described in
         Article 48.6 for each calendar year (or part thereof, with pro ration for partial lease years) are hereby increased to the following amounts:
         (a) from the Commencement Date through December 31, 2002, $37,355.25 per annum; from January 1, 2003 through the Termination Date, $52,297.35 per annum.

7. Article 44.3 is amended to provide that the expiration date of the Second Renewal Period is November 30, 2019 and not November 30, 2029.

8. Article 45, Sections 45.3.1 through 45.3.6 are deleted and replaced with the following:

                  45.3.1 Upgrade two (2) existing freight elevators by February 15, 2000;

                  45.3.2 Install two (2) new passenger elevators in the existing truck elevator shaft by April 1, 2000.

                  45.3.3 Landlord will no longer be responsible to renovate public corridors. Landlord will renovate existing bathrooms to Building Standard on the Ninth Floor of the Building by January 31, 2000;

                  45.3.4 Upgrade (i.e., new cabs and controls) the existing four manual passenger elevators serving the Premises to high speed automatic elevators by June 15, 2000; and
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                  45.3.5 Upgrade lobby of the Building as contemplated, or in other commercially reasonable manner, by January 15, 2000.

                  45.3.6 Provide the electrical service to a single point within the Premises mutually agreed upon by Landlord and Tenant as required under
Article 84.1 of the Lease, as modified hereby.

                  45.3.7 Install a base, Class E fire alarm system within the Building, and bring to the perimeter of the Premises a connection to said system, by July 1, 2000.

9. Article 51.15 of the Lease is hereby amended to include the following:

                  "Notwithstanding the foregoing, Tenant may sublet, without Landlord's consent, up to a total of 20,000 square feet of the Additional Space to no more than three (3) subtenants collectively for terms no greater than five (5) years. Tenant shall not be required to pay to Landlord any excess consideration with regard to said sublease for the first three
                  (3) years of the sublet term. Tenant shall pay to Landlord one-third (1/3rd) of the excess consideration in the fourth
                  (4th) year of the sublet term and one-half (1/2) of the excess consideration in the fifth (5th) year of the sublease term."

10. The amount of the security deposit required under Article 32 is hereby increased to $1,793,052. Simultaneously herewith, Tenant shall deliver to Landlord a check in the amount of $448,560 and a letter of credit in the amount of $448,560 (which letter of credit complies with the provisions of Article 59 of the Lease) representing the difference between the new security deposit and the amount already paid to Landlord.

11.      (a)      Tenant acknowledges that the tenant ABC Die is located
                  above part of the Premises and that ABC Die's machinery has generated considerable disruptive noise and vibrations above a certain area within the Premises, estimated to be approximately 20,000 square feet, as is described on Exhibit
                  _____ (the "Disrupted Space Beneath ABC Die"). Tenant agrees that the continued occupancy and the operation of machinery by ABC Die or any successor assignee or subtenant shall not give rise to any offset, claim or defense against Landlord or an abatement in Fixed Rental, except as set forth below.
                  Landlord agrees that if Tenant does not use all or part of the Disrupted Space Beneath ABC Die (Tenant agrees that for the purpose of this paragraph, Tenant shall be deemed to be using said space during the performance of its Initial
                  Installations; therefore, Tenant shall not be deemed to be using the Disrupted Space Beneath ABC Die once the Initial
                  Installations to said space have been substantially completed.), Tenant shall be entitled to an abatement in Fixed
                  Rental from and after the date the Credit in the amount of $848,526.00 as described in Article 43.2 has been fully exhausted, in the amount of $1,315.07 per diem for so long as ABC Die or any successor assignee or subtenant occupies and operates its machinery above the Disrupted Space Beneath ABC
                  Die, except as set forth below.

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                  If Tenant uses all or part of the Disrupted Space Beneath ABC
                  Die for any purpose (other than for the storage of construction materials during the performance of Tenant's Initial Installations), then the abatement shall be reduced to $657.53 per diem commencing on the date Tenant uses all or part of the Disrupted Space Beneath ABC Die.

         (b) Notwithstanding anything set forth herein to the contrary, upon the occurrence of (i) the permanent cessation by ABC Die, and all successors, assignees or subtenants of the use of its machinery, or (ii) ABC Die and all successors, assignees or subtenants installing its machinery on foundations and/or skids as required under its lease, irrespective of whether Tenant has taken possession of, uses or occupies any or all of the Disrupted Space Beneath ABC Die, or (iii) the objectionable noise heard within the Disrupted Space Beneath ABC Die ceases permanently, all rent abatements under this section shall cease.

         (c)      In the event neither of the events described in (b) (i) or
                  (ii) above occurs on or before July 1, 2000, then Tenant shall be entitled to a rent abatement, in addition to the abatement described in paragraph 11(a) above, in the amount of $273.97 per day for each day after July 1, 2000 that either of the events described in (b) (i) or (ii) above has not occurred. In the event neither of the events described in (b) (i) or (ii) above occurs on or before July 1, 2002, then the additional rent abatement shall increase from $273.97 per day to $547.95 per day for each day after July 1, 2002 that either of the events described in (b) (i) or (ii) above has not occurred.

         (d) Landlord shall not knowingly enter into leases with new tenants for the space above the Premises where the noise levels generated by said tenant in connection with the operation of its business shall exceed NC-35, subject to
                  Section 97.2 of the Lease regarding the installation of generators. Landlord shall insert provisions in each of its leases for the space above the Premises, which provisions will prohibit noise levels emanating from such space to exceed NC-35.

         (e) Landlord agrees that it will not extend the lease expiration date of the ABC Die lease beyond the stated expiration date, which Landlord represents to be May 31, 2006. Landlord shall not enter into any agreement with ABC Die whereby it would be in Landlord's economic interest not to promote the occurrence of any of the events listed in subparagraphs (b)(i), (ii) and
                  (iii).

12. In no event shall Tenant's failure to use the Disrupted Space Beneath ABC Die or Landlord's failure to deliver the Chelsea Storage Space entitle Tenant to (i) terminate the Lease pursuant to Article 87 of the Lease, (ii) or otherwise claim actual or constructive eviction or breach of lease and/or breach of any express or implied warranty of habitability or fitness for use. The provisions of this Section 12 shall not limit any of Tenant's remedies in the event Landlord defaults in its obligations under Article 97 of the Lease or under Section 11(d) or (e) above or Section 3 hereof.


13. Provided that Tenant is not in default under the terms of this Lease beyond applicable grace and notice periods, Tenant shall have an option (the "Option"), which must be exercised by written notice to Landlord, to lease additional space (each an "Option Space") in the Building, which Option Space is comprised of distinct areas known as (i) ABC-I consisting of 61,259 rentable square feet, (ii) ABC-II consisting of 11,667 rentable square feet , (iii) Hunt Slonem consisting of 9,635 rentable square feet , and (iv) LCW consisting of 12,339 rentable square feet. Each Option Space is depicted on Exhibit B attached hereto. The "Inclusion Date" of each of (i) ABC-I, (ii) ABC-II, (iii) Hunt Slonem and (iv) LCW, if Tenant elects to exercise the Option with regard to the Option Spaces, shall be the date Landlord delivers the Option Space to Tenant in the required condition. The stated expiration dates of the respective leases for the Option Spaces are as follows:
         (i) ABC-I and ABC-II: May 30, 2006; (ii) Hunt Slonem: December 31, 2003; and (iii) LCW: June 30, 2004. In the event Tenant intends to exercise an Option, the dates by which the Option must be exercised with respect to each Option Space is as follows: (i) ABC-I and ABC-II on or before January 31, 2006, (ii) Hunt Slonem on or before August 31, 2003, and (iii) LCW on or before February 29, 2004, time being of the essence. In the event Tenant does not exercise its respective Option by the date set forth above, Tenant's Option with respect to such Option Space shall terminate, and Landlord shall have no further obligation to Tenant with regard to such Option Space except as set forth in Article
         89. In the event any of the Option Spaces are to become vacant prior to their stated lease expiration dates, Landlord shall promptly send a notice to Tenant informing Tenant of same and specifying the date (the "Availability Date") Landlord anticipates the Option Space to be available. If the Availability Date is more than two hundred and ten
         (210) days after the date of Landlord's notice to Tenant, Tenant may, on or before the "Prior Availability Exercise Date" exercise the option with regard to such Option Space, time being of the essence to exercise the Option on or before such date. "Prior Availability Exercise Date" shall be the date which is {(x) thirty (30) days plus (y) (i) the number of days between the date of Landlord's notice and the Availability Date, less (ii) two hundred ten (210)} days from the date of Landlord's notice. If the Availability Date is two hundred and ten
         (210) days or less from the date of Landlord's notice, Tenant may, within thirty (30) days after the date of Landlord's notice, exercise the Option with regard to such Option Space, time being of the essence to exercise the Option within said thirty (30) day period.

         Within ten (10) days after Tenant notifies Landlord that an Option has been exercised (irrespective of whether the information referred to in subparagraphs (a) and (b) below exist), Landlord shall notify Tenant in writing of the rental to be charged for the Option Space as well as the other economic terms of the proposed tenancy (the "Rental Notice"), which rental and other economic terms shall be the greater of (i) the rentable square footage of the Option Space multiplied by the then escalated per square foot Fixed Rental of the Premises, as escalated for the balance of the Lease Term, and the prorated additional rent (but subject to paragraph 25 hereof) and concessions provided for in the Lease, and (ii) 90% of the (a) then current rental rate and other economic terms and/or concession provisions and security requirements then prevailing in leases in the Building for space comparable in size and for similar length terms and starting dates, on the three (3) floors above or below the Premises executed contemporaneously with Tenant's exercise of the Option, or if no leases have been contemporaneously executed, (b) the rental rates and other economic terms and/or concession provisions and security requirements proposed in written offers from bona fide third parties for space comparable in size and for similar length terms, on the three (3) floors above or below the Premises. Landlord shall provide Tenant with copies of all applicable leases and bona fide offers simultaneously with Landlord's notice of the rental rate. Tenant shall then have ten
         (10) days after receipt of the rental rate and other terms within which to rescind, by written notice to Landlord, the exercise of the Option.

         In the event there are no contemporaneous leases or bona fide third party offers as provided above, and if Landlord and Tenant are not able to otherwise agree on the rental to be paid by Tenant, Landlord and Tenant agree to submit the dispute to arbitration in accordance with
         Article 44, section 44.5 of the Lease, provided however that the criteria to be used by the arbitrators in computing a rental rate shall be limited to relevant factors applicable to the Building only, and not factors applicable to any other building whether or not located in the same neighborhood as the Building. In addition, Landlord agrees that the maximum amount of Fixed Rental to be set in the arbitration proceeding shall be the amount set forth in the Rental Notice.

         In the event Tenant exercises its Option under any of the scenarios set forth in this Article, Tenant shall pay fixed rent and additional rent and deliver all required security as of the date Landlord delivers the Option Space in the condition required under this Lease, at the rates set forth in the Rental Notice (or in the More Favorable Offer, defined below), irrespective of whether Landlord and Tenant have entered into a written modification of lease. Tenant shall continue to pay rent and additional rent at the rates in the Rental Notice or the More Favorable Offer until such time as a written lease modification is executed by Landlord and Tenant. Landlord shall immediately credit Tenant with any rent overpayments as then agreed to. After the execution of the lease modification agreement, Tenant shall pay fixed and additional rent at the rates set forth therein.

         Tenant's Proportionate Share shall be increased based upon the rentable square footage of the Option Space. For the purpose of computing the increase in Tenant's Proportionate Share, the total square footage of the Building shall be deemed 2,050,000.

         Upon the Inclusion Date with respect to any of the Option Spaces referred to in this paragraph, such space shall be deemed to be added to and included in the Premises and shall be under and subject to all the terms, covenants and conditions of this Lease, including, without limitation, the expiration of the term hereof.

         Notwithstanding anything set forth to the contrary, Landlord shall perform work to ready an Option Space for occupancy similar to Landlord's Work described on Exhibit B of the Lease, and Tenant shall be entitled to a three (3) month rent concession with respect thereto.

         Notwithstanding anything contained herein to the contrary, in the event that the time for Tenant to exercise any particular Option expires without Tenant having exercised the same, or Tenant rescinds the exercise of an Option within the ten (10) day period set forth above (the date of such expiration or giving of rescission notice the "Option Free Date"), then for a period of ninety (90) days thereafter, Landlord shall be free to lease the applicable Option Space to any third party provided the economic terms of such deal are not such that the third party's net effective rent is more than seven and one-half percent (7.5%) less than what had been quoted to Tenant in the Rental Notice (the "Option Free Terms"). In the event the proposed third party deal has a net effective rent which is more than 7.5% less than what had been quoted Tenant, Landlord shall offer such deal to Tenant and Tenant shall then have ten (10) business days within which to accept or reject the offer to lease the applicable Option Space on the Option Free Terms. If Tenant rejects such offer, then Landlord shall be free to lease such space to a third party on the Option Free Terms. If Landlord and the third party fail to execute a lease containing the Option Free Terms within said ninety (90) day period, Tenant's right under Article 89 shall become applicable. If Landlord and the third party execute a lease containing the Option Free Terms within said ninety (90) day period, then, at Tenant's request, Landlord shall provide Tenant with a copy thereof to confirm that the seven and one-half percent (7.5%) limit was not exceeded.

         If Landlord is unable to give possession to Tenant of any of the Option Spaces provided for in this Article by reason of the holding over or retention of possession by any tenant, tenants or occupants or for any other reason beyond the reasonable control of Landlord, then and in such event the Inclusion Date with respect to the Option Space shall not be deemed to occur until such later date as said Option Space is delivered in the condition required and available for Tenant's occupancy, and such later date shall be deemed to be the Inclusion Date for the purpose of this Article. Notwithstanding any of the foregoing provisions of this Article, if any Option Space is not available for a period of six (6) months after the Availability Date, Tenant shall give notice to Landlord within thirty (30) days after the expiration of such six (6) month period that either (i) it does not want to occupy the Option Space, and, in such event, rent, additional rent and other charges shall be adjusted on a per square foot basis, and any such rent or other charges prepaid by Tenant with respect to such Option Space shall be refunded to Tenant, and neither Landlord nor Tenant shall have any liability to the other with respect to said Option Space, except pursuant to Article 89, or (ii) it shall wait an additional period of six (6) months (commencing on the seventh [7th] month from the Availability Date) for Landlord to give possession of the Option Space, before notifying Landlord that it does not want to occupy the Option Space. This process shall continue until such time as either Tenant accepts delivery of the applicable space or rescinds its Option to lease the space. This process shall also apply to the space offered pursuant to Article 89.

         All of the Options contained in this Article are independent options, and the exercise or non-exercise of any Option or part thereof shall in no way affect Tenant's right to exercise any other Option, whether in whole or in part.

         Landlord agrees not to voluntarily extend any of the stated expiration dates of the existing leases for the Option Spaces.

14.      Exhibit B "Landlord's Work" is hereby modified as follows:


         (i) In lieu of Landlord's obligation under item 7, Landlord will deliver the floor in the Premises in an "as is" condition.


         (ii) In lieu of Landlord's obligation under item 9, Landlord will remove all sprinkler branches except those necessary for egress during construction. Landlord will leave the mains in place.

         (iii) Landlord will not demolish or remove existing water or waste risers for the former bathrooms.

         (iv) Landlord will leave all existing overhead heating units in the Premises in their "as is" condition. Landlord will install working perimeter radiators where ever there are existing radiator stems. Landlord will not be responsible to provide any additional radiators or heating units or other heat to the Premises. Landlord will not be obligated to repair any non-functioning overhead heating units or radiators within the Premises.

         (v) Modifying item 2, Landlord will not paint any windows or window frames in the Premises.

         In consideration of the modifications to Exhibit B, Landlord shall give Tenant a credit against the first months Fixed Rent due under this Lease in the amount of $150,000.00.

         With regard to item 2 of Exhibit B, (a) Tenant acknowledges that Landlord is obligated to re-putty only those window frames where the existing putty is not in good condition, and that as a result of the re-puttying, and the existing putty which is in good condition, there shall be several different colors of putty on the window frames. Tenant also acknowledges that placement of putty requires extensive manual labor, which by its nature cannot be perfect or absolutely uniform, and as such, Tenant agrees to accept the Premises with putty imperfections, some of which Tenant may choose to re-putty, in consideration for which, Landlord shall give Tenant a credit against the first months Fixed Rent due under this Lease in the amount of $10,000.00; (b) For the long term maintenance of the Premises, Landlord recommends that it is in the Tenant's interest that up to twenty (20) window vent sections and steel frame supports be replaced. Tenant agrees that Landlord may complete the installation of the new window sections and steel frame supports within approximately sixty days after the Commencement Date and that Tenant shall have no offset or claim against Landlord for the completion of such work after the Commencement Date; (c) Tenant has requested a uniform look through out the Premises regarding the size of the window panes and surrounding metal frames. Tenant has requested that Landlord remove the oversized window panes and replace same with fabricated steel frames and panes of uniform size. Tenant agrees that Landlord may complete the installation of the new steel frames and uniform panes within sixty (60) days after the Commencement Date and that Tenant shall have no offset or claim against Landlord for the completion of such work after the Commencement Date.

         Nothing contained herein shall be deemed a waiver of any rights of Tenant in the event Landlord has not taken reasonable efforts to minimize interference with the operation of Tenant's business during performance of the work. In the event Landlord has not commenced and diligently pursued the installation of the window vent sections, steel frame supports or steel frames and uniform panes within one hundred
         (100) days after the Commencement Date, Tenant may install same and offset the cost of installation against the next installment of Fixed Rent then due.

15. Article 84 of the Lease, as amended in paragraph 8 above, is hereby further amended to provide that Landlord shall provide Tenant with an additional 200 amperes of electrical service at 208 volts to a second point in the Premises. The February 1, 2000 date in Section 84.1 is hereby changed to April 15, 2000. Upon receipt of the 480 volt service, Tenant shall return to Landlord the additional 200 amperes of electrical service at Tenant's sole cost and expense. Landlord shall also provide Tenant with 12 watts per average of rentable and useable square foot for the additional space demised hereby in accordance with
         Article 84 of the Lease.

16. Article 89 of the Lease is hereby deleted and replaced with the following:

         "ACCOMMODATION RIGHT OF FIRST OFFER Provided that this Lease is in full force and effect and Tenant is not in default in respect of its monetary obligations hereunder beyond any applicable period of notice, cure and grace, if at any time after Tenant's Option described in
         Section 13 of the First Lease Modification Agreement above has expired, but otherwise during the term of this Lease, Landlord receives a bona fide offer to lease space on the tenth floor of the Building (the "Adjacent Space"), Landlord shall send a notice to Tenant informing Tenant of same, setting forth the name of the offeree and the terms of the offer, and specifying the date Landlord anticipates the Adjacent Space to be available. Tenant shall then have the right, exercisable within ten (10) business days after the date of Landlord's notice, to notify Landlord in writing of Tenant's desire to lease the Adjacent Space on the terms set forth in the offer, in which event Landlord and Tenant shall promptly execute an agreement modifying this lease to include such space at the rental rate and other terms and conditions specified in Landlord's notice.

         "In the event Tenant fails to exercise its option for the space specified in the notice within such ten (10) business day period, then Landlord shall be free to lease the Adjacent Space to any third party at the terms set forth in the above described offer. Landlord shall provide Tenant with evidence thereof if Landlord concludes a transaction.

         "Upon the expiration of any third party tenant's lease of any part of the Adjacent Space, Tenant shall continue to have a right of first offer with respect to such space on the terms set forth herein."

17. Exhibit D attached hereto is a substitute for the Exhibit D attached to the Lease, so that the Site described in Article 94 of the Lease refers only to the Southwest Corner of the Ninth Floor Roof and not the Northwest Roof.

18. Tenant hereby acknowledges that the three (3) pipe and conduit shafts to be built by Landlord adjacent to the three (3) stairwells in the Premises (see Exhibit E) are not part of the Premises, but are retained by Landlord for pipe and conduit use. Tenant may use its pro rata share of such shafts for the installation of its pipe or conduit runs.

19. In Article 59, the references to Article 31 and 34 are hereby changed to Article 32.

20.      In Article 63, the word "General" is hereby deleted.

21. In Article 69, Section 69.1 and 69.4, the threshold amount for alterations requiring Landlord's consent is increased from $150,000.00 to $300,000.00. Landlord agrees that the threshold amount will increase proportionately whenever the square footage of the Premises is increased.
22. The last line of Section 70.2 is hereby modified to provide that the form Non Disturbance Agreement is in the form previously executed by Landlord and Tenant. Landlord shall obtain a non-disturbance agreement relating to this Agreement from the holders of Superior Mortgages in recordable form, along with all documents needed for recordation. Landlord shall cooperate with Tenant and take all action within its ability to record the Non Disturbance Agreements previously executed.


23. Landlord and Tenant represent and warrant to each other that it has neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Insignia/ESG, whose commission shall be paid by Landlord pursuant to Landlord's separate agreement with said broker. Landlord and Tenant agree to indemnify and hold each other harmless from any damages, costs and expenses (including reasonable attorneys' fees incurred in defending an action or claim or enforcing this indemnity) suffered by Landlord or Tenant by reason of any breach by the indemnifying party of its representation, warranty or agreement described above. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.


24. Tenant acknowledges that its obligation to pay the Additional Rental for the tap in fee and the annual usage fee described in Article 83 shall apply to the Premises, as expanded by this Agreement. Tenant hereby agrees to pay said fees to Landlord simultaneously herewith on the basis of 375 tons of HVAC for the Premises. In the event Tenant's plans call for more tonnage, upon submission of such plans to Landlord or the Building Department, Tenant shall, upon ten (10) days' notice, pay for the cost of the tap charge and annual usage fee on all HVAC tons above 375. Landlord shall provide the condenser water for the additional space now included in the Premises.


25. Landlord agrees that there shall not be any contribution from Tenant towards the cost of the installation of the fire alarm system or roof applicable to the Space known as Ninth Floor East Columns 1 through 12 or any of the Option Spaces.



26. Article 100 of the Lease is hereby modified to provide that Landlord shall, within the next forty-five (45) days, weather permitting, remove the existing roof and all asbestos above the Premises and install temporary waterproof roofing material. The permanent roof replacement shall still begin in the spring of 2000, unless Landlord can, in its sole discretion, install the new roof sooner. In the event, prior to or in connection with the installation of the permanent roof, the paint on the ceiling of the Premises below the roof peels, Landlord shall, at its cost, scrape and repaint the effected areas beneath the roof area. Tenant agrees that Landlord's installation of the new roof and scraping and repainting the ceiling after Tenant completes its Initial Installation or moves into the Premises for the operation of its business shall no give rise to any offset or claim against Landlord. Landlord agrees, however, to reasonably cooperate with Tenant in connection with the coordination and performance of the roof work and to complete the work in a timely manner. Nothing herein shall be deemed a waiver of any rights of Tenant in the event Landlord has not taken reasonable efforts to minimize interference with the operation of Tenant's business during the performance of the work.


27. Landlord agrees that all abatements of Fixed Rent provided for in the Lease as modified hereby shall be applied against the next ensuing payment of Fixed Rental then due, or, if no payment of Fixed Rent is then due, such remaining abatement shall be carried forward until fully applied.


28. Except as herein specifically modified, all of the terms, covenants and conditions of the Lease are and shall remain the same, in full force and effect, and are hereby ratified and confirmed.



29. This First Lease Modification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

30. This Lease Modification Agreement was drafted as a joint effort by counsel for each of Landlord and Tenant.

         IN WITNESS WHEREOF, the parties hereto have executed this First Lease Modification Agreement as of the day and year first above written.

                                            LESSOR:

                                            601  WEST ASSOCIATES LLC
                                            BY: SLB MANAGER LLC, A NY
                                            LIMITED LIABILITY COMPANY



                                            By: /s/  Mark Karasick
                                            ----------------------
                                            Name:    Mark Karasick
                                            Title:   Managing Member

                                            LESSEE:

                                            MARTHA STEWART LIVING
                                            OMNIMEDIA, INC.



                                            By:/s/  Peter Mark
                                            ------------------
                                            Name:   Peter Mark
                                            Title:  Executive Vice President

                                    EXHIBIT A

                        DESCRIPTION OF PREMISES EXCLUDED

                                    EXHIBIT B

                        DESCRIPTION OF PREMISES EXCLUDED

                                    EXHIBIT C

                        DESCRIPTION OF PREMISES EXCLUDED

                                    EXHIBIT D

                        DESCRIPTION OF PREMISES EXCLUDED